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                                                                    EXHIBIT 23.1

                        CONSENT OF CHARTERED ACCOUNTANTS
                        --------------------------------



Board of Directors
IAS Communications, Inc.


We consent to the use of our report dated July 22, 1998 on the financial statements of IAS Communications, Inc. as of April 30, 1998 and 1997 that are included in the Form 10-KSB.

Dated this 29th day of July, 1998


ELLIOTT TULK PRYCE ANDERSON

"Elliott, Tulk, Pryce, Anderson"

Chartered Accountants